As filed with the Securities and Exchange Commission on November 12, 1997
                                                    Registration No. 333-36107

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________
                                AMENDMENT NO. 2
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                         AMERICAN BINGO & GAMING CORP.
                        (Name of Issuer in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                     7990
                                     ----
           (Primary Standard Industrial Classification Code Number)

                                  74-2723809
                                  ----------
                     (I.R.S. Employee Identification No.)
                             ____________________

                        515 Congress Avenue, Suite 1200
                             Austin, Texas  78701
                                (512) 472-2041

   (Address and telephone number of principal executive offices and principal place of business)
                             ____________________

                      John Orton, Chief Financial Officer
                         American Bingo & Gaming Corp.
                        515 Congress Avenue, Suite 1200
                              Austin, Texas 78701
                                (512) 472-2041

           (Name, address and telephone number of agent for service)

                       Copies of all communications to:
                           Michael H. Freedman, Esq.
                  Silverman, Collura, Chernis & Balzano, P.C.
                       381 Park Avenue South, Suite 1601
                           New York, New York  10016
                                (212) 779-8600


     Approximate date of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Selling Securityholders.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                                           CALCULATION OF REGISTRATION FEE


                                                            Proposed               Proposed
                                    Amount to               Maximum                Maximum
Title of Each Class of                 Be                Offering Price           Aggregate             Amount of
Securities to be Registered  Registered(1)   (2)      Per Share   (3)           Offering Price      Registration Fee
===========================  =======================  ====================  ======================  =================
Common Stock   (4)    . . .              391,469      $              7.125       $2,789,216.63            $845.22
Common Stock   (5)    . . .                  445,500  $              7.125  $         3,174,187.50  $          961.88
Common Stock   (6)    . . .                  700,000  $              7.125  $            4,987,187  $        1,511.36
Warrants. . . . . . . . . .                  237,500  $              3.125  $           742,187.50  $          224.91
TOTAL . . . . . . . . . . .            1,774,469                               $11,692,778.63           $3,543.37
===========================  =======================                        ======================  =================


(1)          Pursuant  to  Rule  416  of the Securities Act of 1933, as amended, there are also being registered such indeterminate  number  of  additional  shares  of Common Stock as may become issuable upon conversion of the Series A
Convertible Preferred Stock, and upon exercise of    Redeemable Common Stock Purchase Warrants,     stock options and
warrants  to  prevent  dilution  resulting  from  stock  splits,  stock  dividends  or  similar  transactions.

(2)          Pursuant  to Rule 429, this Registration Statement also incorporates the following securities which were originally  registered  on  Form  SB-2,  File  No.  333-85300, declared effective on December 14, 1994: (i) 2,062,500
Redeemable  Common  Stock  Purchase Warrants ("Warrants"); (ii) 2,062,500 shares of Common Stock underlying Warrants;
(iii) 100,000 shares of Common Stock underlying Underwriter's Option ("Option"); (iv) 150,000 Warrants underlying the
Option;  and  (v)  150,000  shares of Common Stock issuable upon exercise of the Warrants underlying the Option.  The
Company  previously  paid  a  registration  fee  of  $4,027.44  to  register  the  aforesaid  securities.

     Pursuant  to  Rule  429,  this  Registration  Statement  also  incorporates  the following securities which were originally  registered  on  Form SB-2, File No. 333-08171, declared effective on July 29, 1996: (i) 414,750 shares of
Common  Stock registered on behalf of Selling Securityholders; (ii) 1,005,000 Warrants; and (iii) 1,005,000 shares of
Common  Stock  underlying  Warrants.    The  Company  previously paid a registration fee of $1,678.32 to register the aforesaid  securities.

   (3)         Common Stock price per share calculated in accordance with Rule 457(c) of the Securities Act using the last  sale  price  for  the  Common  Stock  and  Warrants  on  September  17,  1997.

   (4)              Common  Stock  held  by  Selling  Securityholders.

   (5)              Common  Stock  underlying  a  stock  option  and  warrants  held  by  Selling  Securityholders.

   (6)              Common  Stock  underlying  Series  A  Convertible  Preferred  Stock.




     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended ("Securities Act"), or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         [TO BE INSERTED ALONG LEFTHAND SIDE OF PROSPECTUS COVER PAGE]

                             [RED HERRING LEGEND]

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.
              DATED    NOVEMBER 12,     1997 SUBJECT TO COMPLETION

                         AMERICAN BINGO & GAMING CORP.

                        391,469     SHARES OF COMMON STOCK
     237,500 REDEEMABLE COMMON STOCK PURCHASE WARRANTS    ("WARRANTS")
            237,500     SHARES OF COMMON STOCK UNDERLYING    WARRANTS
       133,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS ("B WARRANTS")
          85,000 SHARES OF COMMON STOCK UNDERLYING A STOCK OPTION
                   700,000 SHARES OF COMMON STOCK UNDERLYING
                     SERIES A CONVERTIBLE PREFERRED STOCK

     This Prospectus relates to the offer and sale from time to time by certain selling securityholders ("Selling Securityholders") of up to (i)
   391,469 shares of the Common Stock, $.001 par value ("Common Stock"), of American Bingo & Gaming Corp. ("Company"); (ii) 237,500 Redeemable Common Stock Purchase Warrants ("Warrants"); (iii) 455,500 shares of Common Stock to be issued from time to time upon exercise of (a) Warrants, (b) a stock option ("Stock Option"), and (c) warrants for the purchase of 133,000 shares of Common Stock ("B Warrants"). The B Warrants were issued by the Company in connection with the private placement of its Series A Convertible Preferred Stock, $.01 par value ("Preferred Stock"); and (iv) up to 700,000 shares of Common Stock to be issued from time to time upon conversion of the Company's Preferred Stock. This Prospectus also relates to such presently indeterminate number of additional shares of Common Stock as may be issuable upon conversion or exercise of the Preferred Stock, Warrants, B Warrants or Stock Option, or payment of dividends on the Preferred Stock, based upon fluctuations in the conversion price of the Preferred Stock, stock splits, stock dividends or similar transactions, in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). The Preferred Stock and the shares of Common Stock issuable upon conversion thereof have been and will be issued in transactions exempt from the registration requirements of the Securities Act. See "Selling Securityholders" and "Plan of Distribution". This Prospectus also relates to other securities as follows: (i) 414,750 shares of Common Stock which were registered on behalf of Selling Securityholders in the Company's registration statement declared effective July 29, 1996 ("July Registration Statement"); (ii) 1,005,000 Warrants which were registered in the July Registration Statement; (iii) 1,005,000 shares of Common Stock underlying Warrants which were registered in the July Registration
Statement;     (iv)  2,062,500  Warrants  which  were  registered  in  the registration statement declared effective on December 14, 1994 ("December Registration Statement"); (v) 2,062,500 shares of Common Stock underlying
Warrants  which were registered in the    December Registration Statement;
(vi) 100,000 shares of Common Stock underlying the Underwriter's Option ("Option") which were registered in the December Registration Statement; (vii) 150,000 Warrants underlying the Option which were registered in the December Registration Statement; and (viii) 150,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Option which were registered in the December Registration Statement. The Common Stock, Warrants, and the Common Stock underlying each of the Preferred Stock, Warrants, and B Warrants are collectively referred to herein as "Securities".

     The Company will not receive any proceeds from possible resales by the Selling Securityholders of their respective shares of Common Stock of the Company. The Company has agreed to indemnify certain of the Selling
Securityholders against certain liabilities, including certain liabilities under the Securities Act, or contribute to payments which such Selling Securityholders may be required to make in respect thereof. The Company will receive gross proceeds of up to $17,574,000 upon exercise of the Warrants, B Warrants and the Stock Option. There can be no assurance that any such securities will be exercised.

     The Selling Securityholders or pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer, may sell their shares of Common Stock from time to time, in market transactions, in negotiated transactions, through the writing of options, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling their shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of such shares of Common Stock for whom such broker-dealer may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions.) The Company has agreed to bear all expenses in connection with the registration of the shares of Common Stock to which this Prospectus relates.

     The Common Stock and Warrants are quoted on the NASDAQ SmallCap Market System ("Nasdaq") under the symbols "BNGO" and "BNGOW", respectively as well
as  on  the  Boston Stock Exchange under the symbols    "ABA" and "ABA/WS"
respectively. On September 17, 1997 the last sale price of the Common Stock as reported on Nasdaq was $7.125 and the last sale price of the Warrants was $3.125.

THESE SECURITIES ARE HIGHLY SPECULATIVE. THEY INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A TOTAL LOSS OF THEIR ENTIRE INVESTMENT (SEE "RISK FACTORS" - PAGE 7)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is November   , 1997

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

     This Prospectus does not contain all of the information set forth in the Registration Statements of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to American Bingo & Gaming Corp., 515 Congress Avenue, Suite 1200, Austin, Texas 78701 (512) 472-2041.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB and Form 10-KSB/A for its fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Report on Form 10-QSB and Form 10-QSB/A for the three month period ended March 31, 1997;

     (c) The Company's Quarterly Report on Form 10-QSB and Form 10-QSB/A for the six month period ended June 30, 1997;

     (d) The Company's Current Reports on Forms 8-K (i) dated March 18, 1997, filed with the Commission on March 18, 1997 and referencing events dated March 2, 1997; (ii) dated August 15, 1997, filed with the Commission on August 15, 1997 and referencing events dated August 14, 1997 and August 4, 1997; (iii) dated October 23, 1997, filed with the Commission on October 24, 1997 and referencing events dated on or about October 9, 1997; (iv) dated October 31, 1997, filed with the Commission on November 5, 1997 and referencing events dated April 21, 1997; and (v) Form 8-K/A dated August 15, 1997, filed with the Commission on November 5, 1997 and referencing events dated August 14, 1997 and August 4, 1997.

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2, Registration No. 33-85300; and

     (f) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the Company's fiscal year ended December 31, 1996.

     All documents filed by the Company with the Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and Notes thereto appearing elsewhere or incorporated by reference elsewhere in this Prospectus, including information under "Risk Factors".

                                  THE COMPANY

     American Bingo & Gaming Corp. (the "Company") was incorporated under the laws of the State of Delaware in 1994. The Company was formed to consummate the acquisition of entities engaged in the operation of charity bingo entertainment centers. The Company subsequently completed its initial public offering in December 1994, from which approximately $5.2 million was raised through the sale of 1,000,000 shares of Common Stock and 1,725,000 Warrants.

     The  Company,  through  its  subsidiaries,  provides     facilities,
maintenance and management support for charities which utilize bingo events as a means of fund raising. The Company collects rental revenues from participating charities through the leasing of its bingo center facilities. Revenues are also derived from the sale of bingo supplies and the operation and/or lease of vending and concession outlets at the bingo centers. The Company also derives a repidly increasing portion of revenues from its South Carolina video gaming centers.

     As of October 31, 1997, the Company operated 18 bingo centers in Texas, Alabama and South Carolina. The Company recently closed two bingo centers in Texas due to poor profitability, but has five additional centers under Construction in South Carolina which are expected to open in the fourth quarter of 1997. This will give the Company 23 bingo centers at yearend. The Company's original goal for 1997 was 24-30 bingo centers, but the Company will Not meet this goal due to increased focus on its video gaming business. As a result of this increased gaming focus, the Company has seen an increase from 4 to 80 video gaming centers in South Carolina from the beginning fo 1997 through October 31, 1997. Gaming revenues comprised approximately 30.6% of the Company's total 1997 revenues in the first half of fiscal 1997; management expects gaming revenues to comprise over 50% of its quarterly revenues by the end of 1997.

     The  Company  has designed an aggressive expansion plan    focused on
the  acquisition  and  development     bingo  and  video  gaming  centers
(collectively,  the  "Centers").      The  Company's  goal  is  to  establish
itself as a major force in the estimated multi-billion dollar per year charity bingo and gaming market. No assurances may be given that the Company's goals will be achieved.

     The Company is knowledgeable with respect to states whose legislation permits charity bingo and gaming events. The Company identifies and analyzes desirable bingo markets that offer favorable population and income demographics. Where viable, the Company currently plans to establish Centers in each of these markets. This can be accomplished either by building a new bingo center or by acquiring an existing center.

     The Company's principal executive offices are located at 515 Congress Avenue, Suite 1200, Austin, Texas, 78701 and the telephone number of the principal executive offices is (512) 472-2041.

                              RECENT DEVELOPMENTS

     In July 1997, the Company sold 200 shares of Preferred Stock and B Warrants for the purchase of an aggregate of 133,000 shares of Common Stock to four investors, thereby raising $2,000,000, pursuant to Regulation D of the Securities Act, and Rule 506 promulgated thereunder. The Preferred Stock is convertible in accordance with the terms of the Certificate of Designations. The Company is obligated to register, and is registering herein, the shares of Common Stock underlying the Preferred Stock and the B Warrants. The Company enlisted MG Securities as the placement agent and paid $160,000 as commissions, along with the Stock Option for the purchase of 85,000 shares of Common Stock.

                                 RISK FACTORS

     The following factors should be considered carefully in evaluating the Company's business and before making any investment in the Company.

     1.    Relatively  New  Venture,  Need  for  Further  Acquisitions.
           ------------------------------------------------------------

     The Company's future success depends upon its ability to continue to expand its existing operations through the acquisition of bingo and gaming centers, and the establishment of new centers. There can be no assurance that the Company will be successful in making such acquisitions or establishing new centers. The Company is subject to all the risks inherent in attempting to expand a relatively new business venture. These risks include the potential inability of the Company to efficiently operate additional centers, the existence of undisclosed actual or contingent liabilities, the inability to fund the working capital requirements of additional Centers and the inability to locate and/or establish Centers which have a positive effect on the Company's operations. In 1995, the Company encountered a hostile regulatory environment in Florida and found it necessary to dispose of its four centers there. In 1997, the State of Texas passed various bingo laws which may be harmful to the Company. There can be no assurance that the Company will continue to achieve a level of profitability that will provide a return on invested capital or will result in an increase in the market value of the Company's securities.

     2.    Need  for  Additional  Financing.
           --------------------------------

     The Company's business plan includes an aggressive program to identify acquisition candidates that meet certain demographic and other criteria, and to seek to acquire them. Growth to date has been funded initially with cash advanced by shareholders and from operations, and since December 1994 with the proceeds of the Company's initial public offering. The Company believes it will have resources to enable it to make significant acquisitions. However, there can be no assurance that the remaining cash, coupled with the Company's available credit lines and Common Stock, which has been used as currency to facilitate certain acquisitions, will enable the Company to finance all of its acquisition plans. Moreover, additional funds may be needed to fund the working capital requirements of newly acquired Centers. No assurance can be given that additional needed financing will be available to the Company, or if available, on terms acceptable to the Company. If further financing is needed, but not available, the Company will be required to scale down its acquisition plans.

     3.    Competition.
           -----------

     The Company competes with other Centers located in the general area where the Company's subsidiaries presently operate. Competition is based on such factors as location, comfort, cleanliness, personal relationships and other amenities. The Company continues to seek to maximize the competitive advantages of its facilities. The Company does expect to encounter increased competition as it seeks to acquire additional Centers. Other forms of gaming, principally non-charity operations also represent additional competitive threats to the Company. There can be no assurance that additional competing Centers will not be opened by parties not affiliated with the Company or that existing Centers will not be refurbished to the extent that they are more amenable to the charity bingo players and gaming players who presently frequent the Company's Centers.

     4.    Dependence  Upon  Key  Personnel.
           --------------------------------

     The Company is substantially dependent upon the continued services of Gregory Wilson, its Chief Executive Officer, who is the Company's most experienced person in the operation of charity bingo centers. In September 1996, Mr. Wilson entered into a three-year employment agreement with the Company. The loss of the services of Mr. Wilson through incapacity or otherwise could have a material adverse effect upon the Company's business and prospects. To the extent that his services become unavailable, the Company will be required to retain other qualified personnel, and there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms. The Company maintains key person life and disability insurance in the amount of $1,000,000 on the life of Mr. Wilson, with the Company as beneficiary. However, in the event of loss, there can be no assurance that the insurance proceeds will adequately compensate the Company.

     5.    Government  Regulation.
           ----------------------

     The Company believes that forty-five (45) states and the District of Columbia have enacted laws permitting and controlling the operation of the bingo centers. In some states the Company is required to obtain and maintain permits and/or licenses from state and local regulatory agencies. State regulations often limit the amount of revenues which the Company can generate by limiting the number of sessions, revenues per session, number of locations which may be operated, or other matters. Certain states may also restrict bingo operators to locally formed entities or may restrict ownership to private investors who are active in management. The Company believes it currently complies with all regulations affecting its operations. However, there can be no assurance that current laws and regulations will not be changed or interpreted in such a way as to require the Company to alter its present activities, further restrict profit margins or obtain additional capital equipment in order to obtain or maintain licenses and permits.

     6.    No  Assurance  as  to  Future  Acquisitions.
           -------------------------------------------

     The Company's business has grown solely through acquisitions and the opening of new Centers. The Company's business plan calls for the acquisition of entities engaged in the operation of charity bingo centers, and gaming centers. The Company's ability to achieve its expansion plans depends in large part on its sound business judgment relative to quality targets and its negotiating strength. Acquisitions to date have been based on a multiple of pre-tax income. Since the Company has become a public company, it has acquired properties for a combination of cash, seller-financed notes and stock, and hopes to continue to do so. If potential sellers are receptive to accepting equity in the Company as part of the purchase price, the Company's ability to expand will be enhanced. There can be no assurance, however, that the Company's acquisition targets will continue to be receptive to such proposals. Nor can there be assurance that the Company will succeed in effecting future acquisitions of additional Centers that meet management's criteria of profitability, physical attributes and demographics in the targeted states and locales. Moreover there can be no assurance that once acquisitions are made they will have a positive effect on the Company's operations.

     7.  General  Economic  Risks.
         ------------------------

     The Company's current and future business plans are dependent, in large part, on the state of the general economy. Adverse changes in general and local economic conditions may adversely impact on investment in the Company. These conditions and other factors beyond the Company's control include, among other factors,: (i) competition from other hospitality and entertainment properties; (ii) changes in regional and local population and disposable income composition; (iii) the need for renovations, refurbishment and improvements; (iv) unanticipated increases in operating costs; (v) changes in federal, state, local laws, rules and regulations including laws regulating the environment, signage and the like; (vi) the inability to secure property and liability insurance to fully protect against all losses, or to obtain such insurance at reasonable cost; (vii) seasonality, and (viii) changes or cancellation in local tourist, athletic or cultural events.

     8.    Possible  Volatility  of  Stock  Price.
           --------------------------------------

     There can be no assurance that a public market price for the Common Stock or Warrants will continue. The market prices of the Common Stock and the Warrants may be significantly affected by factors such as announcements by the Company or its competitors, as well as variations in the Company's results of operations and market conditions in the gaming industry in general. The market prices may also be affected by movements in prices of stocks in general. The relatively limited amount of publicly trading shares and Warrants (the "float") renders the Company's securities especially susceptible to sharp price fluctuations.

     9.    Shares  Eligible  for  Future  Sale.
           -----------------------------------

     A large number of shares of Common Stock presently outstanding are currently eligible for public sale under the Securities Act. Possible or actual sales of Common Stock in the future by existing shareholders may have a depressive effect on the price of the Common Stock in the open market.

     10.    Possible  Effects  of  Certain Articles of Incorporation and Bylaw
            ------------------------------------------------------------------
Provisions.
-----------

     The Company's Articles of Incorporation and Bylaws contain provisions that may discourage acquisition bids for the Company. The Company has substantial authorized but unissued capital stock available for issuance. The Company's Articles of Incorporation contain provisions which authorize the Board of Directors, without the consent of stockholders, to issue additional shares of Common Stock and issue shares of Preferred Stock in series, including establishment of the voting powers, designation, preferences, limitations, restrictions and relative rights of each series of Preferred Stock.

     11.    Absence  of  Cash  Dividends.
            ----------------------------

     The Board of Directors does not anticipate paying cash dividends on the Common Stock for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of the Company.

     12.    Risk  of  Redemption  of  Warrants.
            ----------------------------------

     The Company may redeem the Warrants (with Investors Associates, Inc., the Company's underwriter in its initial public offering, prior consent) for $.001 per Warrant, on 30 days' written notice, at any time after the average closing bid quotation of the Common Stock on Nasdaq was at least $8.00 for 20 consecutive trading days ending three days prior to the notice of redemption. Notice of redemption of the Warrants could cause the holders thereof to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be less than the market value of the Warrants at the time of the redemption.

     13.    Investors May be Unable to Exercise Warrants, B Warrants, or Stock
            ------------------------------------------------------------------
Option.
------

     For the term of the Warrants, B Warrants and Stock Option (collectively in this paragraph, the "Warrants") the Company will attempt to maintain a current effective registration statement with the Commission relating to the shares of Common Stock issuable upon exercise of the Warrants. If the Company is unable to maintain a current registration statement because the costs render it uneconomical, or because the value of the shares of Common Stock underlying the Warrants is less than the exercise price, or any number of other reasons, the warrantholders will be unable to exercise the Warrants, and the Warrants may become valueless. Although during the Offering, the Warrants will not knowingly be sold in any jurisdiction in which they are not registered or otherwise qualified, a purchaser of the Warrants may relocate into a jurisdiction in which the shares of Common Stock underlying the Warrants are not so registered or qualified. In addition, a purchaser of the Warrants in the open market may reside in a jurisdiction in which the shares of Common Stock underlying the Warrants are not registered or qualified. If the Company is unable or chooses not to register or qualify or maintain the registration or qualification of the shares of Common Stock underlying the Warrants for sale in all of the states in which the Warrant holders reside, the Company would not permit such Warrants to be exercised and Warrantholders in those states may have no choice but to either sell their Warrants or let them expire. Prospective investors and other interested persons who wish to know whether or not the Common Stock may be issued upon the exercise of Warrants by a Warrantholder in a particular state should consult with the securities department of the state in question or send a written inquiry to the Company.

     14.    Speculative  Nature  of  Warrants.
            ---------------------------------

     Warrants are generally more speculative than Common Stock which are purchasable upon the exercise thereof. During the term of the warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Company's Common Stock, subject to the Company's right of redemption. Historically, the percentage increase or decrease in the market price of a warrant has tended to be greater than the percentage increase or decrease in the market price of the underlying common stock. A warrant my become valueless, or of reduced value, if the market price of the common shares decreases, or increases only modestly, over the term of the warrant.

        12. Penny  Stock  Regulation.
            -------------------------

     The trading of the Common Stock and Warrants, if any, may be subject to Rule 15g-9 promulgated under the Exchange Act for non-Nasdaq and non-exchange listed securities. Under such rule, brokers-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The Commission has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on Nasdaq and equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk of disclosure schedule explaining the penny stock market and the risks associated therewith.

                                USE OF PROCEEDS

     The Company will not receive proceeds from any sale of the Selling Securityholder Securities. The proceeds to be received by the Company from the exercise of the Warrants, B Warrants and the Stock Option (assuming all of such securities are exercised), will be $17,574,000. The Company intends to use such proceeds for general corporate purposes. Pending use of the proceeds, they will be invested in short term, interest bearing securities or money market funds.

                                   DILUTION

     The following discussion assumes that all of the Warrants, B Warrants and the Stock Option are exercised:

     As of June 30, 1997, the net tangible book value of the Common Stock, based on the balance sheet at June 30, 1997, was $3,690,800 or $.79 per share. Net tangible book value per share represents the amount of the tangible assets, $4,892,832 , less the amount of its liabilities,
   $1,202,032    , divided by the number of shares of Common Stock outstanding
4,645,919.    Without taking into account any changes in the net tangible book value  of  the  Company  after  June 30, 1997, other than giving effect to the
exercise  of  all  of the Warrants    (3,317,500 Warrants exercisable at $5.00
($16,587,500))    ,  B  Warrants     (133,000  B Warrants exercisable at $5.50
($731,500))      and  the Stock Option    (85,000 options exercisable at $3.00
($255,000))    ,  and the receipt of the net proceeds therefrom, the pro forma
net  tangible  book  value of the Common Stock, would be    $21,264,800.  Upon
dividing  the  pro  forma  net  tangible book value by the pro forma amount of
Common  Stock  outstanding  (8,181,419), the pro forma net tangible book value
per  share  is  $2.59     per share, representing an immediate increase in the
net  tangible book value of    $1.80     per share to the present shareholders
and  an immediate dilution of    $2.41     per share to new investors from the
exercise  price  of  the Redeemable Stock Purchase Warrants ("Warrant Exercise
Price").    Dilution  per  share represents the difference between the Warrant
Exercise Price and the pro forma net tangible book value after the issuance of all  the  shares  of  Common  Stock  issuable upon exercise of the Warrants, B
Warrants  and the Stock Option (collectively, such issuances being referred to as  the  "Stock  Issuance").


     The  following  table  illustrates  this  dilution:



Warrant Exercise Price . . . . . . . . . . . . .  $        5.00

 Net tangible book value prior to Stock Issuance       $.79
 Increase attributable to new investors. . . . .      $1.80

Pro Forma net tangible book value
per share after Stock Issuance . . . . . . . . .      $2.59

Dilution of net tangible book value
per share to new investors . . . . . . . . . . .      $2.41

===================================

                      RESALES BY SELLING SECURITYHOLDERS

     This Prospectus relates to the proposed resale by the Selling Securityholders of up to (i) 391,469 shares of Common Stock; (ii) 237,500 Warrants; (iii) 700,000 shares of Common Stock underlying the Preferred Stock; and (iv) 455,500 shares of Common Stock underlying Warrants, B Warrants and Stock Option. The following table sets forth as of September 17, 1997 certain information regarding the beneficial ownership of the Common Stock of each Selling Securityholder and as adjusted to give effect to the sale of the Common Stock and Warrants offered hereby. The Common Stock and Warrants are being registered to permit public secondary trading of the Common Stock and Warrants, and the Selling Securityholders may offer the Common Stock and Warrants for resale from time to time. See "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Common Stock. If the Warrants are exercised, the Company would receive $17,574,000.


                                     Common Stock        Common Stock       Percentage
Names of Selling                  Beneficially Owned      Offered By       Owned After
Security Holders                 Prior to Offering(1)  Beneficial Owner   Offering(%)(2)
-------------------------------  --------------------  -----------------  --------------
   Roy Stevens    . . . . . . .            50,000            50,000                0
Focus Tech Investments, Inc.. .               223,500         100,000(3)              **
Barry Goldstein . . . . . . . .                31,168          30,000(3)              **
Michael Mims. . . . . . . . . .               100,000           100,000                0
Harold Dukes. . . . . . . . . .             9,969             9,969                    0
M. F. Johnson . . . . . . . . .                20,000          20,000(3)               0
J.C. Crick. . . . . . . . . . .                20,000          20,000(3)               0
Lowell Lasley . . . . . . . . .                20,000          20,000(3)               0
Danny C. Dye. . . . . . . . . .                67,500          67,500(4)               0
Tom Nguyen. . . . . . . . . . .                20,000            20,000                0
Tom Vo. . . . . . . . . . . . .                 2,000             2,000                0
Joe Thuan . . . . . . . . . . .                 2,000             2,000                0
Robert Norman . . . . . . . . .                37,500            37,500                0
David Heller(4) . . . . . . . .               216,580     216,580(5)(10)               0
Plazacorp Investments Limited .                33,320      33,320(6)(10)               0
P.R.I.F. #4 . . . . . . . . . .               478,975     478,975(7)(10)               0
Sam Reisman . . . . . . . . . .               104,125     104,125(8)(10)               0
MG Securities . . . . . . . . .                85,000          85,000(9)               0
   George M. Harrison, Jr.    .            50,000            50,000                0
   Thomas M. Harrison     . . .            50,000            50,000                0
   William J. Harrison    . . .            50,000            50,000                0


     **  Less  than  1%

(1)     For  purposes of this table, a person or group of persons is deemed to have
"beneficial  ownership" of any shares of Common Stock which such person has the right to acquire  such  shares within 60 days of September 9, 1997. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named  above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose  of  computing the percentage ownership of any other person. Except as indicated
in  the  footnotes to this table and pursuant to applicable community property laws, the
Company  believes  based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common
Stock  which  they  beneficially  own.

(2)     Assumes  the  sale  of  all  Securities  offered  hereby.

(3)     Represents Warrants and the shares of Common Stock underlying such Warrants.

(4)     Represents (i) 20,000 shares of Common Stock; (ii) 47,500 Warrants; and (iii)
47,500  shares  of  Common  Stock  underlying  such  Warrants.

(5)     Represents (i) 182,000 shares of Common Stock underlying the Preferred Stock;
and  (ii)  34,580  shares  of  Common  Stock  underlying  B  Warrants.

(6)     Represents (i) 28,000 shares of Common Stock underlying the Preferred Stock; and
(ii)  5,320  shares  of  Common  Stock  underlying  B  Warrants.

(7)     Represents (i) 402,500 shares of Common Stock underlying the Preferred Stock;
and  (ii)  76,475  shares  of  Common  Stock  underlying  B  Warrants.

(8)     Represents (i) 87,500 shares of Common Stock underlying the Preferred Stock; and
(ii)  16,625  shares  of  Common  Stock  underlying  B  Warrants.

(9)     Represents  85,000  shares  of  Common  Stock  underlying  a  Stock Option.

(10)    The Certificate of Designations for the Preferred Stock and the B Warrants
issued  in  connection  therewith  provide  that certain Selling Securityholders may not convert  their  Preferred  Stock  or  exercise their B Warrants at any time to acquire a number  of  shares  of  Common  Stock  in  excess  of  that number which would result in beneficial  ownership of more than 4.9% of the Company's outstanding Common Stock at any time.

     The Common Stock being offered hereby by certain of the Selling Securityholders may be  acquired,  from  time  to  time, upon (i) the conversion of the Series A Convertible
Preferred  Stock which were acquired by them in a private placement transaction pursuant to a Subscription Agreement, dated as of August 1, 1997, (ii) the payment by the Company of  dividends  on  the  Preferred  Stock  in  the  form  of Common Stock in lieu of cash interest,  and  (iii)  the  exercise  of B Warrants to purchase 133,000 shares of Common
Stock, which were acquired by certain of the Selling Securityholders from the Company in connection  with  the sale of the Preferred Stock.  This Prospectus also relates to such presently  indeterminate  number of additional Shares as may be issuable upon conversion of  the  Preferred  Stock  or  payment  of  dividends on the Preferred Stock, based upon fluctuations  in the conversion price of the Series A Preferred Stock in accordance with
Rule  416  under  the  Securities  Act.

     In  recognition  of  the  fact  that Selling Securityholders may wish to be legally permitted  to  sell their shares of Common Stock when they deem appropriate, the Company has  filed  with  the  Commission, under the Securities Act, a Registration Statement on
Form  S-3,  of  which  this  Prospectus  forms a part, with respect to the resale of the shares  of  Common  Stock  from  time  to  time on the Nasdaq or in privately negotiated transactions  and  has agreed to prepare and file such amendments and supplements to the
Registration  Statement as may be necessary to keep the Registration Statement effective until  the  shares  of Common Stock are no longer required to be registered for the sale thereof  by the Selling Securityholders.  The Company has agreed to register a specified number  of  shares  of  Common  Stock  for  resale  by  the  Selling  Securityholders.

                             PLAN OF DISTRIBUTION

     The Selling Securityholders may offer and sell shares of Common Stock and Warrants from time to time in the discretion of the Selling Securityholders on Nasdaq or the Boston Stock Exchange or in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or at negotiated prices. The distribution of the shares of Common Stock and Warrants may be effected from time to time in one or more transactions including, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Common Stock and Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face or other direct transactions between the Selling Securityholders and purchasers without a broker-dealer or other intermediary. In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers or agents to participate. From time to time, one or more of the Selling Securityholders may pledge, hypothecate or grant a security interest in some or all of the common Stock owned by them, and the pledgees, secured parties or persons to whom such securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be Selling Securityholders hereunder. In addition, the Selling Securityholders may from time to time sell short the Common Stock of the Company, and in such instances, this Prospectus may be delivered in connection with such short sale and the Common Stock offered hereby may be used to cover such short sale.

     Sales of Selling Securityholders' Common Stock and Warrants may also be made pursuant to Rule 144 under the Securities Act, where applicable. The Selling Securityholders' shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The Company will receive no proceeds from the sale of Common Stock by the Selling Securityholders.

     To the extent required under the Securities Act, the aggregate amount of Selling Securityholders' Common Stock and Warrants being offered and the terms of the offering, the names of any such agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying Prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the Common Stock and Warrants may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Securityholder and/or purchasers of Selling Securityholders' shares of Common Stock and/or
Warrants,  for  whom  they  may  act.    In  addition,  sellers  of  Selling
Securityholders' shares of Common Stock and/or Warrants may be deemed to be underwriters under the Securities Act and any profits on the sale of Selling Securityholders' shares of Common Stock or Warrants by them may be deemed to be discounts or commissions under the Securities Act. Selling Securityholders may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

     From time to time each of the Selling Securityholders may transfer, pledge, donate or assign Selling Securityholders' shares of Common Stock and Warrants to lenders, family members and others and each of such persons will be deemed to be a "Selling Securityholder" for purposes of this Prospectus. The number of Selling Securityholders' shares of Common Stock and Warrants beneficially owned by those Selling Securityholders who so transfer, pledge, donate or assign Selling Securityholders' shares of Common Stock or Warrants will decrease as and when they take such actions. The plan of distribution for Selling Securityholders' shares of Common Stock and Warrants sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Securityholders hereunder.

     Including, and without limiting the foregoing, in connection with distributions of the Common Stock, a Selling Securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with such Selling Securityholder. A Selling Securityholder may also enter into option or other transactions with broker-dealers that involve the delivery of the Common Stock to the broker-dealers, who may then resell or otherwise transfer such Common Stock. A Selling Securityholder may also loan or pledge the Common Stock to a broker-dealer and the broker-dealer may sell the Common Stock so loaned or upon default may sell or otherwise transfer the pledged Common Stock.

     Under applicable rule and regulations under the Exchange Act, any person engaged in the distribution of the Common Stock may not bid for or purchase shares of Common Stock during a period which commences one business day (5 business days, if the Company's public float is less than $25 million or its average daily trading volume is less than $100,000) prior to such person's participation in the distribution, subject to exceptions for certain passive market making activities. In addition and without limiting the foregoing, each Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by such Selling Securityholder.

     The Company is bearing all costs relating to the registration of the shares of Common Stock (other than fees and expenses, if any, of counsel or other advisors to the Selling Securityholders). Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the shares of Common Stock and Warrants will be borne by the Selling Securityholder selling such shares of Common Stock or Warrants.

     The Company has agreed to indemnify the Selling Securityholders in certain circumstances, against certain liabilities, including liabilities arising under the Securities Act.

                         TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock of the Company is American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005.


                                 LEGAL MATTERS

     The legality of the shares offered hereby has been passed upon for the Company by Silverman, Collura, Chernis & Balzano, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016.

                                    EXPERTS

     The Company's consolidated financial statements incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the reports of Weinick Sanders Leventhal & Co., LLP (successors to the practice of Weinick, Sanders & Company, LLP), independent accountants, given on the authority of that firm as experts in accounting and auditing.


             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expense incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

==============================================================



No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS


                                                      Page
                                                      ----
Available Information. . . . . . . . . . . . . . . .     3
Prospectus Summary . . . . . . . . . . . . . . . . .     5
Risk Factors . . . . . . . . . . . . . . . . . . . .     7
Use of Proceeds. . . . . . . . . . . . . . . . . . .    12
Dilution . . . . . . . . . . . . . . . . . . . . . .    13
Resales by Selling Securityholders . . . . . . . . .    14
Plan of Distribution . . . . . . . . . . . . . . . .    17
Transfer Agent . . . . . . . . . . . . . . . . . . .    19
Legal Matters. . . . . . . . . . . . . . . . . . . .    19
Experts. . . . . . . . . . . . . . . . . . . . . . .    19
Disclosure of Commission Position on Indemnification    19



                             ____________________

Until              , 1997 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item  14.          Other  Expenses  of  Issuance  and  Distribution.


  SEC Registration Fee . . . .  $ 3,107.30
  Printing Expenses. . . . . .  $  10,000*
  Legal Fees and Expenses. . .  $  15,000*
  Accounting Fees and Expenses  $   1,000*
  Transfer Agent Fees. . . . .  $   1,000*
  Miscellaneous Expenses . . .  $   1,000*

    TOTAL. . . . . . . . . . .  $31,107.30


__________
*          Estimated


     The Selling Security Holders will not be paying any portion of the foregoing expenses of issuance and distribution.

Item  15.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Section  145  of the General Corporation Law of the State of Delaware and
Article 7 of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

     The Company's Articles of Incorporation also provided that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of direct or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company may seek to obtain directors' and officers' liability insurance.

Item  16.          EXHIBITS

* 4.1     Certificate  of  Designations  of  Series  A  Preferred  Stock.
* 4.2     Form  of  Series  A  Preferred  Stock  Subscription  Agreement.
* 5.1 Opinion of Silverman, Collura, Chernis & Balzano, P.C., special counsel for the Registrant, as to the legality of the securities being registered.
 23.1 Consent of Weinick Sanders Leventhal & Co., LLP, Certified Public Accountants.
*23.2     Consent of Silverman, Collura, Chernis & Balzano, P.C. (contained in
          Exhibit  5.1).

*  Previously  filed

Item  17.          UNDERTAKINGS.

     (a)          Rule  415  Offerings.

     The  undersigned  small  business  issuer hereby undertakes that it will:

     (1) File, during the period required by Rule 415, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) Includes any additional or changed material information on the plan of distribution.

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b)          Request  for  acceleration  of  effective  date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such court.

     (c)          Reliance  upon  Rule  430A  under  the  Securities  Act.

     The  undersigned  small  business  issuer hereby undertakes that it will:

          (1) For determining any liability under the Securities Act of 1933, as amended, treat the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          (2) For determining any liability under the Securities Act of 1933, as amended, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this
   Ammendment  No.  2      to  the Registration Statement to be signed on its
behalf by the undersigned, in the City of Austin, State of Texas on November 12, 1997.

                              AMERICAN  BINGO  &  GAMING  CORP.



                              By:  /s/  Gregory  Wilson
                                   --------------------
                                   Gregory  Wilson,  Chief  Executive  Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration statement was signed by the following persons in the capacities and on the dates stated.



        SIGNATURE                          TITLE                       DATE
---------------------------  ---------------------------------  ------------------


/s/ Gregory Wilson           Chief Executive Officer,              November 12, 1997
---------------------------
Gregory Wilson               President and Director
                             (Principal Executive Officer)


/s/ John Orton               Chief Financial Officer               November 12, 1997
---------------------------
John Orton                   (Principal Financial Officer
                             and Principal Accounting Officer)
                             ---------------------------------



/s/ Courtland L. Logue, Jr.  Chairman of the Board                 November 12, 1997
---------------------------
Courtland L. Logue, Jr.


/s/ Len Bussey               Director                              November 12, 1997
---------------------------
Len Bussey